Exhibit 99.1

Body Central Corp. Announces Retirement of Brian Woolf;
Appointment of Ben Rosenfeld as President and CEO

Jacksonville, FL – November 5, 2014 – Body Central Corp. (OTC Pink: BODY) (the “Company”), a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices, today announced that in connection with Brian Woolf’s decision to retire at the end of the year, the Company has appointed Ben Rosenfeld as President and Chief Executive Officer effective immediately. Brian Woolf has agreed to continue with the Company through the year-end to assist Mr. Rosenfeld in the transition.

“I’m excited to join the tremendously talented management team at Body Central,” said Mr. Rosenfeld. “In leading the Company at this critical time in its development, I look forward to vigorously working to enhance the Company’s retail visibility, pursue the Company’s renewed focus on inventory velocity, focus on the Company’s core customer demographic and key Nightlife product niche, and continue to rein in expenses. I believe our Company can establish itself as the retail destination for its value-conscious, trend-driven fashion consumer. I am thoroughly grateful that Brian has graciously agreed to assist with my transition.”

“On behalf of the entire Board, I want to thank Brian for his dedicated service and commitment to the Company and its brand. I have known and worked with Brian for almost 20 years and he has always been a true professional. I will miss him as will the entire Body Central organization. We all wish him well,” remarked Fred Lamster, Chairman of the Company’s Board of Directors. “Ben has a wealth of experience and expertise in fashion retail and e-commerce and is the ideal candidate to lead the Company in reaffirming its commitment to our core customers, improve efficiencies and position us to build long-term shareholder value. This is an exciting time at Body Central, and we believe Ben will bring energy and experience to bear in responding to the Company’s challenges in identifying and executing on the opportunities for our brand to thrive.”

Mr. Rosenfeld has been as a member of the Company’s Board of Directors since July 2014, a role in which he will continue following his appointment as President and CEO. Mr. Rosenfeld was previously Vice President Store Operations, Retail and Outlet, at Kenneth Cole Productions from March 2013 through October 2014. From 2004 to March 2014, he held various management positions at Lacoste (2004 - 2013), most recently as Vice President of Retail and Ecommerce, North America and was a member of the internal Global Retail Excellence Committee. Prior thereto, Mr. Rosenfeld also held management positions at Charlotte Russe (2002 - 2004) and Express (1999 - 2001). Mr. Rosenfeld holds a Bachelor of Science degree in Business Administration / International Business from Montclair State University.

About Body Central Corp.

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of November 5, 2014, the Company operated 271 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central® and Lipstick Lingerie® labels.

For more information, please visit: www.bodycentral.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the Company’s business plans the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2014, and other factors identified from time to time in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT: Body Central
investorquestions@bodyc.com